Exhibit 99.1
For Immediate Release
September 21, 2023

PNM unanimous settlement agreement for San Juan credits approved

(ALBUQUERQUE, N.M.) – Today the New Mexico Public Regulation Commission (NMPRC) approved the unanimous settlement agreement reached by Public Service Company of New Mexico (PNM), a wholly-owned subsidiary of PNM Resources (NYSE: PNM), and parties in the case resolving all remaining steps involved in the retirement of the San Juan coal plant under New Mexico’s Energy Transition Act. These steps include bill credits issued to customers and the issuance of lower-cost securitization bonds to fund the energy transition.

“We are looking forward to completing the retirement of the San Juan coal plant under the Energy Transition Act and are pleased to have reached the unanimous agreement with parties approved today,” said Pat Vincent-Collawn, CEO of PNM. “As we continue to bring new renewable resources and battery storage capabilities to our system, we remain focused on reliably meeting New Mexicans’ energy needs and achieving our clean energy goals.”

The unanimous settlement agreement to resolve outstanding issues was reached on August 18, 2023, and a New Mexico Supreme Court order granting the unopposed joint motion for abeyance and remand of the associated case to the NMPRC was issued September 14, 2023.

Under the terms of the agreement, $115 million in rate credits will be provided to customers over a one-year period. In addition, customers will be protected from rising interest rates if the weighted-average rate on the securitization bonds exceeds 5.5%.

Parties to the settlement agreement are PNM, the New Mexico Office of the Attorney General, Western Resource Advocates (WRA), New Energy Economy (NEE), New Mexico Affordable Reliable Energy Alliance (NM AREA), Albuquerque Bernalillo County Water Utility Authority (ABCWUA), Coalition for Clean Affordable Energy (CCAE), Prosperity Works and Utility Division Staff of the New Mexico Public Regulation Commission (Staff).

Today's order, the settlement agreement and additional materials pertaining to the related filings are available at https://www.pnmresources.com/investors/rates-and-filings.aspx.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2022 consolidated operating revenues of $2.2 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.7 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

Contacts:
Analysts            Media
Lisa Goodman            Ray Sandoval
(505) 241-2160        (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of the Company by Avangrid, Inc. (the “Merger”) which may adversely affect the Company’s business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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